Exhibit 99.1

Viper Energy Partners Prices Offering of $1.6 billion of Senior Notes

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MIDLAND, Texas, July 09, 2025 (GLOBE NEWSWIRE) – Viper Energy, Inc. (NASDAQ: VNOM) announced today that its operating company, Viper Energy Partners LLC (the “Operating Company”) has priced an offering (the “Notes Offering”) of $500,000,000 in aggregate principal amount of 4.900% senior notes that will mature on August 1, 2030 (the “2030 Notes”) and $1,100,000,000 in aggregate principal amount of 5.700% senior notes that will mature on August 1, 2035 (the “2035 Notes”, together with the 2030 Notes, the “Notes”). The price to the public was 99.902% of the principal amount for the 2030 Notes and 99.636% of the principal amount for the 2035 Notes.

The Notes Offering is expected to close on July 23, 2025, subject to the satisfaction of customary closing conditions.

The Operating Company intends to use the net proceeds from the Notes Offering for general corporate purposes, including, without limitation, redeeming Viper Energy’s 7.375% senior notes due 2031 and 5.375% senior notes due 2027 and, if Viper Energy’s previously announced acquisition of Sitio Royalties Corp. (“Sitio”) closes, redeeming Sitio’s 7.875% senior notes due 2028 and repaying Sitio’s borrowings under its revolving credit facility in connection with its termination, together with paying related fees, costs and expenses.

The Notes will be sold in a registered offering pursuant to an effective shelf registration statement on Form S-3ASR that was filed with the U.S. Securities and Exchange Commission, the base prospectus included in that registration statement and a prospectus supplement for the Notes Offering.

Goldman Sachs & Co. LLC, Barclays Capital Inc., BofA Securities, Inc. and Wells Fargo Securities, LLC have served as joint book-running managers for the Notes Offering. When available, copies of the prospectus supplement and related base prospectus for the Notes Offering may be obtained from Goldman Sachs & Co. LLC at 200 West Street, New York, New York 10282, Attention: Registration Department, Barclays Capital Inc. at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email to barclaysprospectus@broadridge.com and toll free at 1-888-603-5847; BofA Securities, Inc. at 201 North Tryon Street, NC1-022-02-25, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, by email to dg.prospectus_requests@bofa.com and toll free at 1-800-294-1322; and Wells Fargo Securities, LLC at 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attn: WFS Customer Service, by email to wfscustomerservice@wellsfargo.com and toll free at 1-800-645-3751. Electronic copies of the prospectus supplement and related base prospectus for the Notes Offering will also be available on the website of the U.S. Securities and Exchange Commission at www.sec.gov.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes Offering may only be made by means of a prospectus supplement and related base prospectus.

About Viper Energy, Inc.

Viper Energy is a publicly traded corporation focused on owning and acquiring mineral and royalty interests in oil and natural gas properties primarily in the Permian Basin.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including those relating to the expected timing of the closing of the Notes Offering. All statements, other than historical facts, that address activities that Viper Energy, the Operating Company and/or New Cobra Pubco, Inc. (“New Viper”) assume, plan, expect, believe, intend or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Viper Energy. Information concerning these risks and other factors can be found in Viper Energy’s, the Operating Company’s or New Viper’s filings with the U.S. Securities and Exchange Commission, including, as applicable, their Forms 10-K, 10-Q, 8-K, their preliminary prospectus supplement for the Notes Offering and any amendments or supplements thereto, which can be obtained free of charge on the U.S. Securities and Exchange Commission’s web site at http://www.sec.gov. Viper Energy, the Operating Company and New Viper undertake no obligation to update or revise any forward-looking statement.

Investor Contact:

Chip Seale

+1 432.247.6218

cseale@viperenergy.com

Source: Viper Energy, Inc.